Exhibit 4.22

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE, dated as of December 8, 2010, among (i) CEDC FINANCE CORPORATION INTERNATIONAL, INC. (the “Issuer”), (ii) CENTRAL EUROPEAN DISTRIBUTION CORPORATION (the “Parent”), (iii) the Guarantors, in addition to the Parent, listed on Schedule I hereto (the “Guarantors”), (iv) DEUTSCHE TRUSTEE COMPANY LIMITED, as Trustee (the “Trustee”), (v) DEUTSCHE BANK AG, LONDON BRANCH, as Polish Security Agent (the “Polish Security Agent”) and (vi) TMF TRUSTEE LIMITED, as Security Agent (the “Security Agent”).

W I T N E S S E T H:

WHEREAS, reference is made to that certain Indenture, dated as of December 2, 2009 (as amended and supplemented, the “Indenture”), among the Issuer, the Parent, the Guarantors, the Trustee, the Registrars, the Transfer Agents, the Paying Agents, the Principal Paying Agent, the Polish Security Agent and the Security Agent, with respect to the Issuer’s 9.125% Senior Secured Notes and 8.875% Senior Secured Notes, each due 2016 (collectively, the “Notes”);

WHEREAS, pursuant to Section 9.1(c)(1) of the Indenture, the Issuer, the Guarantors, the Trustee, the Security Agent and/or the Polish Security Agent are authorized to amend or supplement the Indenture, without the consent of any Holder, to cure any ambiguity, mistake, omission, defect or inconsistency;

WHEREAS, the Issuer, the Parent, the Guarantors, the Trustee, the Polish Security Agent and the Security Agent desire to amend and supplement the Indenture pursuant to Section 9.1(c)(1) of the Indenture; and

WHEREAS, each party hereto has duly authorized the execution and delivery of this Second Supplemental Indenture and has done all things necessary to make this Second Supplemental Indenture a valid agreement in accordance with its terms.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Parent, the Guarantors, the Trustee, the Polish Security Agent and the Security Agent mutually covenant and agree as follows:

SECTION 1. Definitions. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture.

SECTION 2. Amendment to the Indenture. Section 6.1(11) of the Indenture is hereby deleted in its entirety and replaced with the following:

“(a) the Parent or any of its Significant Subsidiaries (or any group of Subsidiaries which together would constitute a Significant Subsidiary), pursuant to or within the meaning of Bankruptcy Law:

(i) commences a voluntary case or proceeding, or any other case or proceeding to be adjudicated bankrupt or insolvent, or consents to the filing of a petition, application, answer or consent seeking reorganization or relief;

(ii) consents to the entry of an order or decree for relief against it in an involuntary case or proceeding, or to the commencement of any bankruptcy or insolvency case or proceeding against it;

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(iii) consents to the appointment of, or taking possession by, a custodian, receiver, liquidator, administrator, supervisor, assignee, trustee, sequestrator (or other similar official) of it or for any substantial part of its property;

(iv) makes a general assignment for the benefit of its creditors; or

(v) admits in writing its inability to pay its debts generally as they become due; or

(b) a court of competent jurisdiction enters an order or decree under Bankruptcy Law that:

(i) is for relief against the Parent or any of its Significant Subsidiaries (or any group of Subsidiaries which together would constitute a Significant Subsidiary) in an involuntary case;

(ii) adjudges the Parent or any of its Significant Subsidiaries (or any group of Subsidiaries which together would constitute a Significant Subsidiary) bankrupt or insolvent, or seeks reorganization, arrangement, adjustment or composition of or in respect to the Parent or any of its Significant Subsidiaries (or any group of Subsidiaries which together would constitute a Significant Subsidiary);

(iii) appoints a custodian, receiver, liquidator, administrator, supervisor, assignee, trustee, sequestrator (or other similar official) of the Parent or any of its Significant Subsidiaries (or any group of Subsidiaries which together would constitute a Significant Subsidiary) or for all or substantially all of the property of the Parent of any of its Significant Subsidiaries (or any group of Subsidiaries which together would constitute a Significant Subsidiary); or

(iv) orders the winding-up or liquidation of the Parent or any of its Significant Subsidiaries (or any group of Subsidiaries which together would constitute a Significant Subsidiary);

and the order or decree remains unstayed and in effect for 60 consecutive days.”

SECTION 3. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders, the Trustee, the Polish Security Agent and the Security Agent, any legal or equitable right, remedy or claim under or in respect of this Second Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 4. Governing Law. This Second Supplemental Indenture shall be governed by the laws of the State of New York.

SECTION 5. Severability Clause. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 6. Ratification of Indenture; Second Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Second Supplemental Indenture.

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SECTION 7. Counterparts. The parties hereto may sign one or more copies of this Second Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 8. Headings. The headings of the Sections in this Second Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 9. Successors. All covenants and agreements in this Second Supplemental Indenture by the parties hereto shall bind their successors and assigns, whether so expressed or not.

SECTION 10. Trustee, Security Agent and Polish Security Agent. The Trustee, the Security Agent and the Polish Security Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals have been made solely by the Issuer and the Guarantors. The Issuer and the Guarantors shall reimburse the Trustee, the Security Agent and the Polish Security Agent to the same extent as under Section 7.6 of the Indenture for any disbursements, expenses and advances (including reasonable fees and expenses of its counsel) incurred by the Trustee, the Security Agent and/or the Polish Security Agent arising out of or in connection with its execution and performance of this Second Supplemental Indenture. This provision shall survive the final payment in full of the Notes and the resignation or removal of the Trustee, the Security Agent and/or the Polish Security Agent.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

CEDC FINANCE CORPORATION INTERNATIONAL, INC. as the Issuer

By:	/s/ William V. Carey
Name:	William V. Carey
Title:	President

CENTRAL EUROPEAN DISTRIBUTION CORPORATION as the Parent

By:	/s/ William V. Carey
Name:	William V. Carey
Title:	President and Chief Executive Officer

Signature Page to Second Supplemental Indenture

BOLS HUNGARY KFT. as a Guarantor

By:	/s/ Mariusz Chrobot
Name:	Mariusz Chrobot
Title:	Managing Director

BRAVO PREMIUM LLC, as a Guarantor

By:	/s/ Stewart Andrew Hainsworth
Name:	Stewart Andrew Hainsworth
Title:	General Director

CEDC FINANCE CORPORATION, LLC as a Guarantor

By:	/s/ William V. Carey
Name:	William V. Carey
Title:	President

CEDC INTERNATIONAL SP. Z O.O. as a Guarantor

By:	/s/ William V. Carey
Name:	William V. Carey
Title:	President

Signature Page to Second Supplemental Indenture

COPECRESTO ENTERPRISES LIMITED as a Guarantor

By:	/s/ William V. Carey
Name:	William V. Carey
Title:	Director

JELEGAT HOLDINGS LIMITED as a Guarantor

By:	/s/ William V. Carey
Name:	William V. Carey
Title:	Director

JSC “DISTILLERY TOPAZ” as a Guarantor

By:	/s/ Carlo Radicati di Primeglio
Name:	Carlo Radicati di Primeglio
Title:

JSC “RUSSIAN ALCOHOL GROUP” as a Guarantor

By:	/s/ Carlo Radicati di Primeglio
Name:	Carlo Radicati di Primeglio
Title:

LATCHEY LIMITED as a Guarantor

By:	/s/ Christopher Biedermann
Name:	Christopher Biedermann
Title:	Director

By:	/s/ Entgkar Antoniadis
Name:	Entgkar Antoniadis
Title:	Director

Signature Page to Second Supplemental Indenture

LIMITED LIABILITY COMPANY “THE TRADING HOUSE RUSSIAN ALCOHOL” as a Guarantor

By:	/s/ Yablovok Evgeniy Vladimirovich
Name:	Yablovok Evgeniy Vladimirovich
Title:	General Director

LION/RALLY LUX 1 S.A. as a Guarantor

By:	/s/ William V. Carey
Name:	William V. Carey
Title:	Director

By:	/s/ Richard Brekelmans
Name:	Richard Brekelmans
Title:	Director B

LION/RALLY LUX 2 S.À R.L. as a Guarantor

By:	/s/ William V. Carey
Name:	William V. Carey
Title:	Director

By:	/s/ Richard Brekelmans
Name:	Richard Brekelmans
Title:	Manager B

LION/RALLY LUX 3 S.À R.L. as a Guarantor

By:	/s/ William V. Carey
Name:	William V. Carey
Title:	Director

By:	/s/ Richard Brekelmans
Name:	Richard Brekelmans
Title:	Manager B

Signature Page to Second Supplemental Indenture

LUGANO HOLDING LIMITED as a Guarantor

By:	/s/ Spyroulla Papaeracleous
Name:	Spyroulla Papaeracleous
Title:	Director

By:	/s/ Arta Antoniou
Name:	Arta Antoniou
Title:	Director

MID-RUSSIAN DISTILLERIES as a Guarantor

By:	/s/ Zhangozin Kairat Nakoshevich
Name:	Zhangozin Kairat Nakoshevich
Title:	General Director

OOO “FIRST TULA DISTILLERIES” as a Guarantor

By:	/s/ Carlo Radicati di Primeglio
Name:	Carlo Radicati di Primeglio
Title:

OOO “GLAVSPIRTTIREST” as a Guarantor

By:	/s/ Carlo Radicati di Primeglio
Name:	Carlo Radicati di Primeglio
Title:

OOO PARLIAMENT DISTRIBUTION as a Guarantor

By:	/s/ Carlo Radicati di Primeglio
Name:	Carlo Radicati di Primeglio
Title:

Signature Page to Second Supplemental Indenture

OOO PARLIAMENT PRODUCTION as a Guarantor

By:	/s/ Carlo Radicati di Primeglio
Name:	Carlo Radicati di Primeglio
Title:

PASALBA LIMITED
as a Guarantor

By:	/s/ Christopher Biedermann
Name:	Christopher Biedermann
Title:	Director

By:	/s/ Arjan Schaapman
Name:	Arjan Schaapman
Title:	Director

PRZEDSIEBIORSTWO „POLMOS” BIALYSTOK S.A. as a Guarantor

By:	/s/ Evangelos Evangelou
Name:	Evangelos Evangelou
Title:	Member of Management Board

By:	/s/ Christopher Biedermann
Name:	Christopher Biedermann
Title:	Member

PWW SP. Z O.O. as a Guarantor

By:	/s/ Evangelos Evangelou
Name:	Evangelos Evangelou
Title:	President

SIBIRSKY LVZ as a Guarantor

By:	/s/ Carlo Radicati di Primeglio
Name:	Carlo Radicati di Primeglio
Title:

Signature Page to Second Supplemental Indenture

DEUTSCHE TRUSTEE COMPANY LIMITED as Trustee

By:	/s/ R. Bebb
Name:	R. Bebb
Title:	Associate Director

By:	/s/ S. Ferguson
Name:	S. Ferguson
Title:	Associate Director

DEUTSCHE BANK AG, LONDON BRANCH as Polish Security Agent

By:	/s/ R. Bebb
Name:	R. Bebb
Title:	Vice President

By:	/s/ S. Ferguson
Name:	S. Ferguson
Title:	Vice President

Signature Page to Second Supplemental Indenture

TMF TRUSTEE LIMITED as Security Agent

By:	/s/ Simon Ducklin
Name:	Simon Ducklin
Title:	Attorney

Signature Page to Second Supplemental Indenture

SCHEDULE I

TO THE SECOND SUPPLEMENTAL INDENTURE

GUARANTORS

	NAME	JURISDICTION OF INCORPORATION

1.	Bols Hungary Kft.	Hungary

2.	Bravo Premium LLC	Russia

3.	CEDC Finance Corporation, LLC	United States of America

4.	CEDC International Sp. z o.o.	Poland

5.	Copecresto Enterprises Limited	Cyprus

6.	Jelegat Holdings Limited	Cyprus

7.	JSC “Distillery Topaz”	Russia

8.	JSC “Russian Alcohol Group”	Russia

9.	Latchey Limited	Cyprus

10.	Limited Liability Company “The Trading House Russian Alcohol”	Russia

11.	Lion/Rally Lux 1 S.A.	Luxembourg

12.	Lion/Rally Lux 2 S.à.r.l.	Luxembourg

13.	Lion/Rally Lux 3 S.à.r.l.	Luxembourg

14.	Lugano Holding Limited	Cyprus

15.	Mid-Russian Distilleries	Russia

16.	OOO “First Tula Distilleries”	Russia

17.	OOO “Glavspirttirest”	Russia

18.	OOO Parliament Distribution	Russia

19.	OOO Parliament Production	Russia

20.	Pasalba Limited	Cyprus

21.	Przedsiebiorstwo „Polmos” Bialystok S.A.	Poland

22.	PWW Sp. z o.o.	Poland

23.	Sibirsky LVZ	Russia